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Exhibit 23.5

        [LETTERHEAD OF WHITE & CASE]

November 1, 2002

Protective Life Secured
c/o Wilmington Trust Company
Rodney Square North
Wilmington, Delaware 19890

Protective Life Insurance Company
2801 Highway 280 South
Birmingham, Alabama 35223

Re:  Protective Life Secured Senior Secured Notes Program

Ladies and Gentlemen:

        We hereby consent to the references to our firm appearing in the Prospectus that is part of the Registration Statement on Form S-3 of Protective Life Insurance Company and Protective Life Secured under the captions "Risk Factors" and "Legal Matters". In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 or an expert under Rule 436 of the Securities Act of 1933, as amended, nor the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
By:	/s/ WHITE & CASE LLP

NRW:alg

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  Exhibit 23.5